Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Nautilus Biotechnology, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: June 4, 2026

AH Bio Fund II, L.P.

for itself and as nominee for AH Bio Fund II-B, L.P.

By: AH Equity Partners Bio II, L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners Bio II, L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

Andreessen Horowitz LSV Fund II, L.P.

for itself and as nominee for Andreessen Horowitz LSV Fund II-B, L.P. and Andreessen Horowitz LSV Fund II-Q, L.P.

By: AH Equity Partners LSV II, L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners LSV II, L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

Marc Andreessen

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact for Marc Andreessen*

Benjamin Horowitz

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact for Benjamin Horowitz**

*Signed pursuant to a Power of Attorney attached as Exhibit 24.1.

**Signed pursuant to a Power of Attorney attached as Exhibit 24.2.